   As filed with the Securities and Exchange Commission on January 19, 1999
                                                   Registration No. 333-______
==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933

                             ----------------------

                        WILSONS THE LEATHER EXPERTS INC.
             (Exact name of Registrant as specified in its charter)

          Minnesota                                          41-1839933
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)


   7401 Boone Avenue North                                      55428
  Brooklyn Park, Minnesota                                   (Zip Code)
    (Address of principal
     executive offices)

                        WILSONS THE LEATHER EXPERTS INC.
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                 David L. Rogers
                                    President
                        Wilsons The Leather Experts Inc.
                             7401 Boone Avenue North
                         Brooklyn Park, Minnesota 55428
                     (Name and address of agent for service)

                                 (612) 391-4000
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                 Proposed
    Title of        Amount        maximum      Proposed maximum    Amount of
 securities to      to be     offering price  aggregate offering registration
 be registered    registered   per share (1)      price (1)           fee
--------------------------------------------------------------------------------
 Common Stock,     500,000
 $.01 par value     shares       $10.19           $5,095,000        $1,417
================================================================================
(1) Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h)(i) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant's Common Stock as quoted on the Nasdaq National Market on January 15, 1999.

================================================================================

                        WILSONS THE LEATHER EXPERTS INC.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The following documents of Wilsons The Leather Experts Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-21543), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 (which incorporates by reference certain portions of the Company's definitive notice and proxy statement for the Company's 1998 Annual Meeting of Shareholders).

        2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal period covered by the Company's Annual Report on Form 10-K referred to in (1) above.

        3. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed on April 21, 1997 (and declared effective on May 27, 1997) under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

      Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        Under Article V of the Company's By-laws, the Company indemnifies its directors and officers to the extent permitted by Minnesota Statutes Section 302A.521. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlement, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3 requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

        The Company also maintains a director and officer insurance policy to cover the Company, its directors and its officers against certain liabilities.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

      Exhibit     Description
      -------     -----------

        4.1       Specimen of Common Stock certificate.(1)

        4.2       Underwriter Warrants.(2)

        4.3 Indenture dated as of August 18, 1997, by and among the Company, the other corporations listed on the signature pages thereof, and Norwest Bank Minnesota, National Association, including specimen certificate of 11 1/4% Series A Senior Notes due 2004 and specimen certificate of 11 1/4%
                  Series B Senior Notes due 2004.(3)

        4.4 Purchase Agreement dated as of August 14, 1997, by and among the Company, the Subsidiary Guarantors party thereto, and BancAmerica Securities, Inc. (4)

        4.5 Registration Rights Agreement dated as of May 25, 1996, by and among CVS New York, Inc., Wilsons The Leather Experts Inc., the Managers Listed on the Signature Pages thereto, Leather Investors Limited Partnership I and the Partners Listed on the Signature Pages thereto.(5)

        5.1 Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

        10.1      Wilsons The Leather Experts Inc. 1998 Stock Option Plan.(6)

        23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5.1 to this Registration Statement.

        23.2      Consent of Arthur Andersen LLP.

        23.3      Consent of KPMG Peat Marwick LLP.

        24.1      Powers of Attorney.

-------------------
(1) Incorporated herein by reference to the same numbered Exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-13967) filed with the Commission on December 24, 1996.

(2) Incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-37055) filed with the Commission on October 2, 1997.

(3) Incorporated herein by reference to Exhibit 10.3 to the Company's report on Form 10-Q for the quarter ended August 2, 1997 filed with the Commission.

(4) Incorporated herein by reference to Exhibit 10.4 to the Company's Report on Form 10-Q for the quarter ended August 2, 1997 filed with the Commission.

(5) Incorporated herein by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-1 (333-13967) filed with the Commission on October 11, 1996.

(6) Incorporated herein by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 filed with the Commission.

Item 9. Undertakings.

        A.  The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn Park, State of Minnesota, on January 19, 1999.


                                        WILSONS THE LEATHER EXPERTS INC.


                                               *
                                        By ___________________________________
                                             Joel N. Waller
                                             Chairman and Chief Executive
                                             Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 19, 1999.

             Signature                                  Title
             ---------                                  -----

                 *                      Chairman of the Board of Directors
-------------------------------------   and Chief Executive Officer (Principal
           Joel N. Waller               Executive Officer)


       /s/  Douglas J. Treff            Vice President, Finance and Chief
-------------------------------------   Financial Officer
          Douglas J. Treff              (Principal Financial Officer)

     /s/  Thomas R. Wildenberg          Chief Accounting Officer and
-------------------------------------   Controller (Principal
        Thomas R. Wildenberg            Accounting Officer)

            Lyle Berman             }
          Thomas J. Brosig          }
          Gary Crittenden           }
          Morris Goldfarb           }      Board of Directors*
          Marvin Goldstein          }
          David L. Rogers           }
           Joel N. Waller           }


-------------
   * Douglas J. Treff, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Company pursuant to powers of attorney duly executed by such persons.


                                        By       /s/ Douglas J. Treff
                                          ___________________________________
                                          Douglas J. Treff, Attorney-in-Fact

                                INDEX TO EXHIBITS


                                                                    Method
Exhibit                       Description                          of Filing
-------                       -----------                          ---------

   4.1      Specimen of Common Stock certificate.(1).......... Incorporated by
                                                               Reference

   4.2      Underwriter Warrants.(2).......................... Incorporated by
                                                               Reference

   4.3      Indenture dated as of August 18, 1997, by and among
            the Company, the other corporations listed on the
            signature pages thereof, and Norwest Bank Minnesota,
            National Association, including specimen certificate
            of 11 1/4% Series A Senior Notes due 2004 and
            specimen certificate of 11 1/4% Series B Senior
            Notes due 2004.(3)................................ Incorporated by
                                                               Reference

   4.4      Purchase Agreement dated as of August 14, 1997, by
            and among the Company, the Subsidiary Guarantors
            party thereto, and BancAmerica Incorporated by
            Securities, Inc.(4)............................... Incorporated by
                                                               Reference

   4.5      Registration Rights Agreement dated as of May 25,
            1996, by and among CVS New York, Inc., Wilsons The
            Leather Experts Inc., the Managers Listed on the
            Signature Pages thereto, Leather Investors
            Incorporated by Limited Partnership I and the
            Partners Listed on Reference the Signature Pages
            thereto.(5)....................................... Incorporated by
                                                               Reference

   5.1      Opinion of Faegre & Benson LLP as to the legality
            of the shares being registered.................... Electronic
                                                               Transmission

  10.1      Wilsons The Leather Experts Inc. 1998 Stock Option
            Plan.(6).......................................... Incorporated by
                                                               Reference

  23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5.1 to this Registration
            Statement.

  23.2      Consent of Arthur Andersen LLP.................... Electronic
                                                               Transmission

  23.3      Consent of KPMG Peat Marwick LLP.................. Electronic
                                                               Transmission

  24.1      Powers of Attorney................................ Electronic
                                                               Transmission

--------------------
(1) Incorporated herein by reference to the same numbered Exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-13967) filed with the Commission on December 24, 1996.

(2) Incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-37055) filed with the Commission on October 2, 1997.

(3) Incorporated herein by reference to Exhibit 10.3 to the Company's report on Form 10-Q for the quarter ended August 2, 1997 filed with the Commission.

(4) Incorporated herein by reference to Exhibit 10.4 to the Company's Report on Form 10-Q for the quarter ended August 2, 1997 filed with the Commission.

(5) Incorporated herein by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-1 (333-13967) filed with the Commission on October 11, 1996.

(6) Incorporated herein by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 filed with the Commission.